Exhibit 99
FOR IMMEDIATE RELEASE
SurModics Expands License Agreement
with Merck & Co., Inc.
EDEN PRAIRIE, Minnesota — January 28, 2008 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, announced today that Merck & Co., Inc. has exercised an option to develop and commercialize an additional Merck proprietary investigational compound using SurModics’ I-vation™ sustained drug delivery system under the License and Research Collaboration Agreement signed by the companies in June 2007.
Consistent with the terms of the previously signed agreement, Merck will lead and fund development and commercialization activities. SurModics will receive a licensing fee and payment for its development activities. In addition, SurModics will be eligible to receive development milestones associated with the successful development and attainment of appropriate U.S. and EU regulatory approvals in connection with a candidate compound. SurModics will be responsible for the manufacture and supply of clinical and commercial products. SurModics will also receive royalties on product sales.
“We are very pleased that Merck has agreed to develop an additional proprietary investigational compound using our I-vation product offering,” said Bruce Barclay, president and CEO. “This latest agreement provides further validation for the I-vation drug delivery system as a platform for delivering drugs to treat retinal disease.”
About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification and drug delivery technologies to the healthcare industry. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved patient outcomes. Core offerings include: drug delivery technologies (coatings, microparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. Collaborative efforts include a

SurModics Expands License Agreement with Merck & Co., Inc.

sustained drug delivery system in human trials for treatment of retinal disease and the drug delivery polymer matrix on the first-to-market drug-eluting coronary stent. SurModics is headquartered in Eden Prairie, Minnesota and its Brookwood Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the company makes with the SEC.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, statements regarding diversifying and increasing SurModics’ revenue streams, the potential importance of the company’s Finale coating technology and statements regarding the company’s pipeline. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) realizing the full potential benefits of the company’s agreement with Merck requires the development of new products and applications of technology (2) costs or difficulties relating to the integration of the businesses of Brookwood Pharmaceuticals and BioFX Laboratories with SurModics’ business may be greater than expected and may adversely affect the company’s results of operations and financial condition; (3) the potential commercial value of the company’s Finale coating technology may take longer than anticipated to achieve or may not be achieved in its entirety or at all; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect the business and profitability of SurModics and its ability to realize the potential of its pipeline; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Contact
Maggie Knack, Director, Investor Relations
(952) 829-2700